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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-K

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported):  May 8, 1997

                                 BRE PROPERTIES, INC.
                -----------------------------------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      Maryland                           0-5305                 94-1722214
-------------------------     --------------------------  --------------------
   (STATE OR OTHER                 (COMMISSION FILE         (I.R.S. EMPLOYER
 JURISDICTION OF                        NUMBER)              IDENTIFICATION
   INCORPORATION OR                                              NUMBER)
    ORGANIZATION)



           One Montgomery Street
           Telesis Tower, Suite 2500
           San Francisco, California                          94104-5525
------------------------------------------------      ------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                                    (415) 445-6530
                  --------------------------------------------------
                 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS

On May 8, 1997, BRE Properties, Inc. (the "Company") executed an Underwriting Agreement (the "Underwriting Agreement") in connection with the previously announced public offering of 4,600,000 shares of its Common Stock ($0.01 par value per share) including 650,000 shares sold by a certain non-management shareholder (the "Selling Stockholder"), under the Company's shelf registration statement on Form S-3 (File No. 333-24915), effective May 7, 1997 (the "Registration Statement"). The Company is filing the Current Report on Form 8-K in order to include the Underwriting Agreement as an exhibit to the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of the Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.   Description

   1.1 Underwriting Agreement, dated May 8, 1997, with respect to the Common Stock, by and among the Company, the Selling Stockholder, Morgan Stanley & Co. Incorporated, Alex. Brown & Sons Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Prudential Securities Incorporated.


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                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       BRE PROPERTIES, INC.



Date: June 12, 1997                    By: /s/ LeRoy E. Carlson
                                           ________________________________
                                            LeRoy E. Carlson
                                            Executive Vice President,
                                            Chief Financial Officer and
                                            Secretary


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                                    EXHIBIT INDEX



Exhibit No.   Description

1.1 Underwriting Agreement, dated May 8, 1997, with respect to the Common Stock, by and among the Company, the Selling Stockholder, Morgan Stanley & Co. Incorporated, Alex. Brown & Sons Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Prudential Securities Incorporated.